AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 2004.
                                                          REGISTRATION NO. 333 -
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             PURE CYCLE CORPORATION
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                   84-0705083
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation  or organization)                    Identification No.)

     8451 DELAWARE STREET, THORNTON, COLORADO                  80260
     (Address of Principal Executive Offices)                (Zip Code)


                              EQUITY INCENTIVE PLAN
                  OPTION AGREEMENT, NON-STATUTORY STOCK OPTION
                           2004 EQUITY INCENTIVE PLAN

                            (Full title of the plan)


                 MARK W. HARDING                      WITH A COPY TO:
     PRESIDENT AND CHIEF FINANCIAL OFFICER             WANDA J. ABEL
              8451 DELAWARE STREET               DAVIS GRAHAM & STUBBS LLP
            THORNTON, COLORADO 80260            1550 17TH STREET, SUITE 500
                                                   DENVER, COLORADO  80202
                    (Name and address of agent for service)

     (303) 292-3456                                          (303) 892-9400
          (Telephone number, including area code, of agent for service)


                                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
                                                       PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
TITLE OF SECURITIES                   AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION
TO BE REGISTERED                       REGISTERED           SHARE                 PRICE               FEE
--------------------------------------------------------------------------------------------------------------
Common Stock (1/3 of $.01 par value)  2,600,000 (1)  $           1.80 (2)  $      4,680,000 (2)  $      592.96
--------------------------------------------------------------------------------------------------------------
Common Stock (1/3 of $.01 par value)  1,600,000 (3)  $           8.75 (4)  $     14,000,000 (4)  $    1,773.80
--------------------------------------------------------------------------------------------------------------
Total                                                                      $     18,680,000      $    2,366.76
--------------------------------------------------------------------------------------------------------------

NOTES:

(1) Amount to be registered consists of Common Stock to be issued pursuant to the Equity Incentive Plan and the Option Agreement, Non-Statutory Option.

(2) Pursuant to Rule 457(h)(1), the price per share and aggregate offering price are based upon the exercise price of the options granted pursuant to the Equity Incentive Plan and the Option Agreement, Non-Statutory Option.

(3) Amount to be registered consists of Common Stock to be issued pursuant to the 2004 Equity Incentive Plan.

(4) Pursuant to Rule 457(c), the price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock on May 3, 2004 as quoted on the OTCBB.


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
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     Pure Cycle Corporation, a Delaware corporation (the "Company" or "Pure Cycle"), hereby states that the following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated in this Registration Statement by reference as of their date of filing with the Commission:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 2003;

     (b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended November 30, 2003 and February 29, 2004;

     (c) The Company's Current Reports on Form 8-K filed on November 6, 2003 and April 19, 2004;

     (d)  The Company's Definitive Proxy Statement filed on March 25, 2004; and

     (d) The Company's Registration Statement on Form 8-A declared effective March 31, 1982, which contains a description of the Company's capital stock.

     All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") provide that Pure Cycle shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all directors and officers of Pure Cycle. Section 145 of the Delaware General Corporation Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the disinterested directors, independent legal counsel, or the stockholders that indemnification is proper because the indemnitee has met the applicable standard of conduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

Exhibit No.  Description
-----------  -----------
     4.4     Equity Incentive Plan, incorporated by reference from Proxy Statement for
             Annual Meeting held April 2, 1993 filed March 15, 1993.
     4.5     Option Agreement, Non-Statutory Stock Option, incorporated by reference to
             Registration Statement No. 333-114568.
     4.6     2004 Equity Incentive Plan, incorporated by reference to Registration
             Statement No. 333-114568.
     5.1     Opinion of Davis Graham & Stubbs LLP.
    23.1     Consent of KPMG LLP.
    23.2     Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thornton, State of Colorado, on the 4th day of May, 2004.

                               PURE CYCLE CORPORATION


                               By:  /s/  Thomas P. Clark
                                    --------------------
                                    Thomas P. Clark
                                    Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 4, 2004.


       Signature                              Title
       ---------                              -----

/s/ Harrison H. Augur                  Chairman, Director
----------------------------
Harrison H. Augur

/s/ Margaret S. Hansson                Vice President, Director
----------------------------
Margaret S. Hansson

/s/ Thomas P. Clark                    CEO, Director
----------------------------
Thomas P. Clark

/s/ Mark W. Harding                    President, CFO, Director
----------------------------
Mark W. Harding

/s/ Richard L. Guido                   Director
----------------------------
Richard L. Guido

/s/ George M. Middlemas                Director
----------------------------
George M. Middlemas

                                  EXHIBIT INDEX


Exhibit No.  Description
-----------  -----------


     5.1     Opinion of Davis Graham & Stubbs LLP.
    23.1     Consent of KPMG LLP.


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